                    CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

          THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this "AGREEMENT") dated as of November 12, 1997, is entered into between Network Computer, Inc., a Delaware corporation (the "COMPANY" or "NCI"), and Middlefield Ventures, Inc., a Delaware corporation ("MALLARD").

          WHEREAS, Mallard desires to invest in NCI by purchasing convertible promissory notes with an aggregate principal amount of up to $12,000,000 upon the terms and subject to the conditions set forth in this Agreement, and NCI desires such an investment; and

          WHEREAS, Mallard and NCI have entered into a Technology Escrow Agreement of even date herewith; and

          WHEREAS, Intel Corporation, a Delaware corporation and the sole stockholder of Mallard ("Teal"), and NCI have entered into a Cooperation Agreement involving the contribution of $3,000,000 to NCI's non-recurring engineering efforts of even date herewith.

          Accordingly, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "BUSINESS DAY" means a day other than Saturday or Sunday, on which commercial banks are open for business in San Francisco, California.

          "DOLLARS" and the sign "$" each means lawful money of the United
States.

          "GOVERNMENTAL AUTHORITY" means any United States federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INDEBTEDNESS" means: (i) all indebtedness or other obligations for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under capital leases; (v) all reimbursement or other obligations under or in respect of letters of credit and bankers acceptances; and (vi) all indebtedness secured by any Lien upon or in property owned whether or not a person assumed or became liable for the payment of such indebtedness.

          "LIEN" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

          "MATERIAL ADVERSE EFFECT" means any event, matter, condition or circumstance which: (i) has or would reasonably be expected to have a material adverse change on NCI's business, prospects, operating results or financial condition; (ii) would materially impair the ability of NCI to perform or observe its obligations under or in respect of the Transaction Documents; or (iii) materially affects the legality, validity, binding effect or enforceability of any of the Agreement or the Notes.

          "MILESTONE" means the Second Note Milestone or the Third Note Milestone, as applicable.

          "NOTE" means the First Note (as defined in Section 2.01(b)), the Second Note (as defined in Section 2.03(a)) or the Third Note (as defined in
Section 2.03(b)), each of which shall be in substantially the form attached hereto as EXHIBIT A and shall be issued by NCI to Mallard in accordance with the terms and conditions set forth herein. Each Note will bear a principal amount of Four Million Dollars ($4,000,000.00).

          "SECOND NOTE MILESTONE" means the milestone detailed as such on Schedule A attached hereto.

          "THIRD NOTE MILESTONE" means the milestone detailed as such on Schedule A attached hereto.

          "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Admission Agreement attached hereto as EXHIBIT B and all other certificates, documents, agreements and instruments delivered to Mallard under or in connection with this Agreement.

                                      ARTICLE II

                              PURCHASE AND SALE OF NOTES

          SECTION 2.01   SALE AND ISSUANCE OF THE FIRST NOTE.

                  (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as EXHIBIT C (the "RESTATED CERTIFICATE").

                  (b) Subject to the terms and conditions of this Agreement, Mallard agrees to purchase at the Closing, and the Company agrees to sell and issue to Mallard at the Closing, one Note in the principal amount of Four Million Dollars ($4,000,000) (the "FIRST NOTE") upon receipt of such amount.

          SECTION 2.02 CLOSING. The purchase and sale of the First Note shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 a.m. California Time on November 12, 1997 (which time and place is designated as the "CLOSING"). At the Closing, the Company shall deliver to Mallard the First Note against payment of the purchase price therefor by check, wire transfer, or a combination thereof. The "Closing" for the Second Note and the Third Note shall be the respective date of funding of each Note.

          SECTION 2.03 SALE AND ISSUANCE OF THE SECOND NOTE AND THE THIRD NOTE. At NCI's election, NCI shall issue and sell to Mallard, and Mallard agrees to purchase from NCI, on the terms and conditions herein set forth:

                  (a) A second Note with a principal amount of Four Million Dollars ($4,000,000) (the "SECOND NOTE") upon receipt of such amount PROVIDED NCI has met the Second Note Milestone; and

                  (b) A third Note with a principal amount of Four Million Dollars ($4,000,000) (the "THIRD NOTE") upon receipt of such amount PROVIDED NCI has met the Third Note Milestone.

                  (c) If the Second Note Milestone or the Third Note Milestone is achieved and accepted pursuant to Section 2.03(d) but NCI chooses not to sell and issue the Second Note or Third Note, respectively, to Mallard, NCI shall so notify Mallard promptly in writing (the "WAIVER NOTICE"). Mallard shall then have the right to purchase, and NCI shall issue and sell to Mallard, that number of shares of the Company's Series D Preferred Stock as equals Four Million Dollars ($4,000,000) divided by the Conversion Price of the applicable Note PROVIDED, HOWEVER, Mallard so notifies NCI within five (5) business days of receipt of the Waiver Notice and funds the purchase price therefore at a time and to a location specified by NCI. Documentation of such purchase shall be in a form reasonably satisfactory to both NCI and Mallard and shall be included in the definition of "Conversion Shares" as defined in Section 4.01(c) below.

                  (d) When NCI believes it has appropriately completed the Milestone, NCI will deliver evidence thereof to Mallard. Mallard will accept or reject the Milestone within fifteen (15) Business Days after delivery; failure to give notice of acceptance or rejection within that period will constitute acceptance. Mallard may reject the Milestone if the Milestone fails in some material respect to meet the requirements therefor. Any rejection notice will include a detailed description of any such failures in a manner sufficient to allow NCI to reproduce and correct them. If Mallard rejects the Milestone, NCI will use reasonable commercial efforts to correct promptly the failures specified in the rejection notice and re-deliver the Milestone to Mallard. The acceptance/rejection/correction provisions above shall be reapplied until the Milestone is accepted; provided, however, that upon the third or any subsequent rejection NCI shall have no continued obligation to make further correction. Mallard may not reject a resubmitted Milestone for a failure that was not cited in the immediately preceding rejection notice.

          SECTION 2.04 PROCEDURE FOR PURCHASE OF SECOND NOTE AND THIRD NOTE. The purchase of the Second Note or Third Note, as applicable, shall be made upon written notice from NCI to Mallard, which notice shall be received by Mallard not later than 3:00 P.M. California time five days prior to the proposed date of the sale of the Note. Each such notice (a "NOTICE OF BORROWING") shall refer to this Agreement and shall specify: (i) that the Second Note Milestone or Third Note Milestone, as applicable, has been achieved, (ii) the proposed date of the sale of the Note, which shall be a Business Day; and (iii) payment instructions with respect to the funds to be made available to NCI as a result of such borrowing. Upon fulfillment of the applicable conditions set forth in this Agreement, Mallard shall purchase the Note from NCI on the date set forth on the Notice of Borrowing.

                                     ARTICLE III

                                  TERMS OF THE NOTES

          SECTION 3.01 INTEREST. Interest shall accrue on the unpaid principal amount of each Note from the date of such Note until the maturity thereof, at a rate equivalent to the lesser of (a) 5.0% or (b) the maximum interest rate permitted under applicable federal and state laws. Interest shall be computed as simple annual interest on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable. Interest accrued on a particular Note will be forgiven upon conversion of such Note into shares of Series D Preferred Stock or the Series A Common Stock issuable upon conversion thereof.

          SECTION 3.02 REPAYMENT OF THE NOTES. The principal amount and accrued interest outstanding under each Note hereunder shall be due and payable on or before the fifth anniversary of the date of issuance of such Note (the "MATURITY DATE"), unless earlier prepaid under Section 3.03, converted under Section 3.05 (in which event interest will be forgiven) or accelerated in accordance with Section 3.08.

          SECTION 3.03 PREPAYMENTS. NCI may, upon prior notice to Mallard not later than 10 Business Days prior to the date of prepayment, prepay the outstanding principal amount and interest under any Note in whole or in part, without premium or penalty. The notice given of any prepayment shall specify the date and amount of the prepayment and the date of the Note to which such prepayment shall be applied.

          SECTION 3.04 PAYMENTS. NCI shall make each payment under the Notes, unconditionally and in full without set-off, counterclaim or other defense, not later than 3:00 p.m. (California Time) on the Maturity Date in Dollars and in immediately available funds, at the offices of Mallard (as set forth in Section 8.02 below, which may be amended from time to time in accordance therewith), or to such other office and account of Mallard as it from time to time shall designate in a written notice to NCI.

          SECTION 3.05   CONVERSION OF NOTES.

                  (a) RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Agreement, Mallard shall have the right at its option to convert the outstanding principal amount under the First Note, the Second Note or the Third Note or any portion thereof PROVIDED such portion of principal amount is at least $1,000,000, into that number of fully paid and non-assessable shares of NCI Series D Preferred Stock obtained by dividing the principal amount under such Note surrendered for conversion by the Conversion Price (as defined below) in effect at such time.

                  (b) AUTOMATIC CONVERSION OF THE FIRST NOTE. Unless earlier converted pursuant to Section 3.05(a) above, the outstanding principal amount under the First Note shall automatically be converted into that number of fully paid and non-assessable shares of NCI Series D Preferred Stock obtained by dividing the principal amount under the Note surrendered for conversion by the Conversion Price (as defined below) in effect at such time upon the sale by the Company of its Common Stock in a public offering pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with proceeds of greater than $20,000,000 (an "IPO").

                  (c) AUTOMATIC CONVERSION OF THE SECOND NOTE AND THE THIRD NOTE. Unless earlier converted pursuant to Section 3.05(a) above, the outstanding principal amount under the Second Note and the Third Note shall automatically be converted into that number of fully paid and non-assessable shares of NCI Series D Preferred Stock obtained by dividing the principal amount under the Note surrendered for conversion by the Conversion Price (as defined below) in effect at such time upon the consummation of an IPO.

                  (d) EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF PREFERRED STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the right to conversion with respect to a Note, Mallard shall surrender the Note and shall give written notice of conversion to NCI that Mallard elects to convert the Note or the specified portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of NCI Series D Preferred Stock which shall be issuable on such conversion shall be issued.

          As promptly as practicable, but in no event more than 15 Business Days after satisfaction of the requirements for conversion set forth above, NCI shall issue and shall deliver to Mallard, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this subsection (d) and a check or cash in respect of any fractional interest in respect of a share of NCI Series D Preferred Stock arising upon such conversion, as provided below. In case any Note shall be surrendered for partial conversion, NCI shall execute and deliver to the holder of the Note so surrendered, without charge, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

          Each conversion shall be deemed to have been effected as to any such Note (or the specified portion thereof) on the date on which the requirements set forth above in this

Agreement required to be satisfied by the holder have been satisfied as to such Note (or portion thereof), and the person whose name any certificate or certificates for shares of NCI Series D Preferred Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby.

          No fractional shares or scrip representing fractional shares shall be issued upon conversion of Notes. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, NCI shall make an adjustment therefor in cash at the current fair market value thereof.

                  (e)    CONVERSION PRICE.  The "CONVERSION PRICE" shall be
(i) in the case of the First Note, $1.58, unless the Company has, between the date hereof and April 30, 1998, sold its capital stock in a financing in which the Company has received gross proceeds of an excess of $5,000,000 (a "SUBSEQUENT FINANCING") at a differing price, in which case such Note will convert at the lower of $1.58 or such differing price, and (ii) in the case of the Second Note and Third Note, $1.58, unless the Company has, between the date hereof and the date on which such Notes are issued, sold its capital stock in a Subsequent Financing at a differing price, in which case such Notes shall convert at (A) such differing price if such financing is prior to an IPO or (B) the average closing sale price of the Company's Common Stock for the five (5) Business Days preceding the date on which NCI received notice pursuant to Section 2.05(c) or Section 3.05(d) above, as the case may be. Notwithstanding the foregoing, a Subsequent Financing shall not include
(i) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities that are outstanding on the date hereof or that are not outstanding on the date hereof but which NCI is contractually obligated to issue and sell hereafter, (iii) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iv) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, (v) the purchase of shares of Series B, Series C or Series C-1 Preferred Stock by NCI or Oracle pursuant to the right afforded by NCI and Oracle to certain holders thereof in Sections 1 and 2 of the Put/Call and Voting Agreement dated August 11, 1997, by and among NCI, Oracle and certain stockholders of the Company, or (vi) the issuance after the date hereof of up to 22,000,000 shares of Series A-1 Preferred Stock, at a purchase price of $1.10 per share pursuant to the Convertible Note Purchase Agreement dated July 23, 1997, between Oracle and NCI.

                  (f) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of NCI Series D Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of NCI with another corporation as a result of which holders of NCI Series D Preferred Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Preferred Stock (a

"Merger"), or (iii) any sale or conveyance of the properties and assets of NCI as, or substantially as, an entirety to any other corporation as a result of which holders of Preferred Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Preferred Stock (an "Asset Sale"), then NCI or the successor or purchasing corporation, as the case may be, shall execute with Mallard an amendment to this Agreement providing that all issued and outstanding Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Preferred Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

                  (g) RESERVATION OF SHARES; SHARES TO BE FULLY PAID. NCI shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion. From the execution of this Agreement, NCI will take all corporate action which may, in the opinion of its counsel, be necessary in order that NCI may validly and legally issue shares of such NCI Series D Preferred Stock at such adjusted Conversion Price.

          NCI covenants that all shares of NCI Series D Preferred Stock (and the shares of Series A Common Stock issuable upon conversion thereof) which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by NCI and free from all taxes, Liens and other charges with respect to the issue thereof.

          SECTION 3.06 TAXES ON PAYMENTS. To the extent applicable, NCI shall withhold any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("TAXES") from any amounts payable to Mallard hereunder and so notify Mallard as promptly as possible thereafter, NCI shall send to Mallard notice showing payment thereof. NCI will not be responsible for any income tax of Mallard for interest due on the Note, or stamp duty or other tax due on conversion of the Note into shares of Preferred Stock.

          SECTION 3.07 NO REBORROWING. Once repaid or converted, the principal amount of the Notes may not be reborrowed.

          SECTION 3.08   ACCELERATION.  Notwithstanding the provisions of
Section 3.05(b), (c) or (f), Mallard may alternatively elect to be repaid the outstanding principal amount and accrued interest on the Notes (the "OUTSTANDING BALANCE") in the event of an IPO, a Merger or an Asset Sale. Such election shall be made by written notice received by NCI within five (5) Business Days of Mallard's receipt of notice from NCI that it intends to consummate such IPO, Merger or Asset Sale within the succeeding ninety (90) days. Such repayment shall be made within 45 Business Days after the completion of such IPO or upon completion of a Merger or Asset Sale.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

          SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF NCI. NCI hereby represents and warrants to Mallard that, except as set forth on the Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") furnished to Mallard which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on NCI. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  (b) CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                       (i) PREFERRED STOCK. 375,000,000 shares of Preferred Stock (the "PREFERRED STOCK"), 84,999,900 shares of which have been designated Series A Preferred Stock and are outstanding, 70,000,000 shares of which have been designated Series A-1 Preferred Stock and 20,909,090 shares are outstanding, 14,500,000 shares of which have been designated Series B Preferred Stock and 13,924,553 shares are outstanding, 60,000,000 shares of which have been designated Series C Preferred Stock and 40,003,946 shares are outstanding, 60,000,000 shares of which are designated Series C-1 Preferred Stock and none are outstanding, 12,000,000 of which are designated Series D Preferred Stock and none are outstanding. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company's Restated Certificate.

                       (ii) COMMON STOCK. 425,000,000 shares of common stock ("COMMON STOCK"), 302,000,000 shares of which have been designated Series A Common Stock of which 43,850 shares are outstanding, and 60,000,000 shares of which have been designated Series B Common Stock none of which are issued and outstanding.

                       (iii) The outstanding shares of Preferred Stock and Common Stock have all been duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

                       (iv) Except for (A) the conversion privileges of the Preferred Stock to be issued under this Agreement, (B) the rights provided in the Stockholders Agreement, dated August 11, 1997, among NCI and certain stockholders of NCI (the "STOCKHOLDERS AGREEMENT"), (C) the rights provided in the Put/Call and Voting Agreement dated

August 11, 1997, among NCI and certain stockholders of NCI (the "P/C VOTING AGREEMENT") and (D) currently outstanding options to purchase 16,608,881 shares of Series C Preferred Stock and 7,338,517 shares of Series A Common Stock granted to employees pursuant to the Company's equity incentive plans (the "OPTION PLANS"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company other than the P/C Voting Agreement and the Stockholders Agreement.

                  (c) AUTHORIZATION. The execution, delivery and performance of the Transaction Documents and any other agreement contemplated hereunder by NCI have been duly authorized by all necessary corporate action of NCI. The shares of Series D Preferred Stock to be issued upon conversion of the Notes and the shares of Series A Common Stock issuable upon conversion of such shares of Series D Preferred Stock (collectively, the "CONVERSION SHARES") have been or will be duly authorized by all necessary corporate action of NCI (including, without limitation, approval of the filing of an appropriate amendment to the Company's Certificate of Incorporation authorizing the Conversion Shares) and, upon issuance and payment therefor, will be validly issued, fully paid and non-assessable, and issued, upon Mallard making appropriate written investment representations to NCI upon the conversion of each Note into shares of Series D Preferred Stock as provided in this Agreement, in compliance with the qualification and registration requirements or exemptions therefrom under all applicable state and federal securities laws.

                  (d) VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series D Preferred Stock issuable upon conversion of the Notes and the Series A Common Stock issuable upon conversion of the shares of Series D Preferred Stock issuable upon conversion of the have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                  (e) APPROVALS AND CONSENTS. No approval, consent or authorization of any natural person, firm, corporation or Governmental Authority which has not heretofore been obtained is necessary for the execution or delivery of this Agreement, the Transaction Documents or any other agreement contemplated hereunder by NCI or for the performance by NCI of any of the terms or conditions thereof, except (i) at NCI's election, the filing of a Notice of Sale of Securities Pursuant to Regulation D promulgated under the Securities Act, and (ii) the filing of a Notice with the California Commissioner of Corporations pursuant to Section 25102(f) of the California Corporations Code.

                  (f) OFFERING. Subject in part to the truth and accuracy of Mallard's representations set forth in Section 4.02 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of the

Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  (g) LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect on NCI, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's officers, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  (h) PATENTS AND TRADEMARKS. To its knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

                  (i) COMPLIANCE WITH LAW. NCI, to its knowledge, is in material compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries, and other governmental bodies and agencies having jurisdiction over its business or properties except to the extent non-compliance would not have a Material Adverse Effect on NCI, and NCI has received no notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof.

                  (j) AGREEMENTS; CONTRACTS. NCI has not materially breached, nor does it have knowledge of any claim or threat that it has materially breached, any terms or conditions of any material agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, could have a Material Adverse Effect on NCI, nor is NCI in violation of any term of its Certificate of Incorporation or Bylaws, as now in effect. The execution, delivery and performance of and compliance with this Agreement and the other Agreements contemplated hereby, and the issuance of the Notes or the Conversion Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any of the foregoing, or result in the creation of any Lien or charge upon any of the properties or assets of NCI.

                  (k) DISCLOSURE. The Company has provided Mallard with all the information that it has requested for deciding whether to purchase the Notes. To its knowledge, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  (l) TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all Liens, except such Liens that are immaterial in size (individually or in the aggregate), arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens.

                  (m) FINANCIAL STATEMENTS. NCI has furnished Mallard with the balance sheet of NCI as of May 31, 1997, and the related statements of operations and cash flows for the nine-month period ended May 31, 1997 and the balance sheet of NCI as of September 30, 1997, and the related statement of operations and cash flows for the four-month period ended September 30, 1997 (together, the "NCI FINANCIAL STATEMENTS"). All of such NCI Financial Statements, (i) are in accordance with the respective books of NCI; (ii) have been prepared in all material respects in accordance with GAAP except that such do not contain any footnotes required by GAAP; (iii) present fairly the financial position of NCI as of the date thereof and the results of operations and cash flows of NCI for the respective period indicated therein; and (iv) do not reflect any material items of nonrecurring income except as stated therein. NCI has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that would be required to be reflected in a balance sheet, prepared in accordance with GAAP that were not disclosed or provided for in the NCI Financial Statements other than liabilities incurred since September 30, 1997, which were incurred in the ordinary course of business and are not individually or in the aggregate, material to NCI's business, operating results or financial condition ("NCI'S BUSINESS"). All reserves set forth on the NCI Financial Statements were adequate. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) that were not adequately provided for in the NCI Financial Statements.

                  (n) ABSENCE OF CHANGES. Since September 30, 1997: (a) there has been no material adverse change in NCI's Business or any development particular to NCI's Business and not generally known to the public that reasonably could be expected to cause a material adverse change in NCI's Business; (b) there has been no damage, destruction or loss

(whether or not covered by insurance) which has had a Material Adverse Effect on NCI; (c) there has been no change by NCI in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) there has been no revaluation by NCI of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; and (e) NCI has conducted its business only in the ordinary course consistent with past practice.

                  (o) TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or any of its properties or material assets.

          SECTION 4.02 REPRESENTATIONS AND WARRANTIES OF MALLARD. Mallard hereby represents and warrants to NCI that:

                  (a) AUTHORIZATION. Mallard has full power and authority to enter into this Agreement and the Transaction Documents, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                  (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Mallard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Mallard is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on Mallard. Other than as disclosed on SCHEDULE A attached hereto, Mallard does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and Mallard is not a participant in any joint venture, partnership, or similar arrangement.

                  (c) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Mallard in reliance upon its representation to NCI, which by its execution hereof Mallard hereby confirms, that the Notes to be received by it, the Series D Preferred Stock issuable upon conversion of the Notes and the Series A Common Stock issuable upon conversion of the shares of Series D Preferred Stock issuable upon conversion of the Notes (collectively, the "SECURITIES") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Mallard has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Mallard further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  (d) DISCLOSURE OF INFORMATION. Mallard believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Notes. Mallard further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes, and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4.01 of this Agreement or the right of Mallard to rely thereon.

                  (e) INVESTMENT EXPERIENCE. Mallard is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes.
If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Notes.

                  (f) ACCREDITED INVESTOR. Mallard is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  (g) RESTRICTED SECURITIES. Mallard understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.
 In this connection, Mallard represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (h) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Mallard further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.02, and:

                       (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                       (ii) (1) Mallard shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, Mallard shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (i) LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                       (i) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Securities Act."

                       (ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

          SECTION 4.03 CALIFORNIA COMMISSIONER OF CORPORATIONS AND CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                                      ARTICLE V

                                      CONDITIONS

          SECTION 5.01 CONDITIONS OF MALLARD AT THE CLOSING. The obligation of Mallard to purchase the Notes at the Closing shall be subject to the satisfaction of each of the following conditions:

                  (a) The representations and warranties of NCI contained in Section 4.01 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  (b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (c) The President, Chief Executive Officer or Chief Financial Officer of the Company, on behalf of the Company, shall deliver to Mallard at the Closing a certificate stating that the conditions specified in Sections 5.01(a) and (b) have been fulfilled and stating that there shall have been no Material Adverse Effect on NCI since September 30, 1997.

                  (d) All authorizations, approvals, or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  (e) The Admission Agreement, in substantially the form attached hereto as EXHIBIT B, shall have been executed by all applicable parties and the appropriate approvals for amending the P/C Voting Agreement and the Stockholders Agreement shall have been obtained.

                  (f)    There is no Event of Default (as defined in Section
7.01).

          SECTION 5.02 OTHER CONDITIONS OF MALLARD. The obligation of Mallard to purchase the Second Note or the Third Note, as the case may be, shall be subject to the satisfaction of each of the following conditions:

                  (a) the conditions set forth in Section 5.01(a), 5.01(b), 5.01(c) and 5.01(d) shall have been satisfied.

                  (b) NCI shall have given the Notice of Borrowing as provided in Section 2.04.

                  (c) Mallard shall have received, in form and substance reasonably satisfactory, such additional approvals, opinions, documents and other information as Mallard may reasonably request.

          SECTION 5.03 CONDITIONS OF NCI. The obligations of the Company to Mallard under this Agreement are subject to each of the following conditions:

                  (a) The representations and warranties of Mallard contained in Section 4.02 shall be true on and as of the Closing and the date on which the Second Note and Third Note, if applicable, are issued, with the same effect as though such representations and warranties had been made on and as of such dates.

                  (b) Mallard shall have funded the principal amount of the Notes as specified in Sections 2.01(b) and 2.03(a) and (b).

                  (c) All authorizations, approvals, or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                                      ARTICLE VI

                                      COVENANTS

          SECTION 6.01 AFFIRMATIVE COVENANTS. So long as any of the Notes shall remain unpaid or Mallard shall have any obligation to purchase Notes hereunder, NCI agrees that:

                  (a) PRESERVATION OF EXISTENCE. NCI will maintain and preserve, through itself or any successor to its business, its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its material properties.

                  (b) PAYMENT OF TAXES. NCI will pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of NCI, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with generally accepted accounting principles.

                  (c) COMPLIANCE WITH LAWS. NCI will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the terms of any material indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, except to the extent failure to so comply would not have a Material Adverse Effect.

                  (d) MAINTENANCE OF PROPERTIES. NCI will use commercially reasonable efforts to maintain and preserve all of its material properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted.

                  (e) LICENSES. NCI will use commercially reasonable efforts to obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Transaction Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties.

                  (f) FURTHER ASSURANCES AND ADDITIONAL ACTS. NCI will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Mallard shall deem reasonably necessary or appropriate to effectuate the purposes of the Transaction Documents, and promptly provide Mallard with evidence of the foregoing reasonably satisfactory in form and substance to Mallard.

                  (g) PLACE OF BUSINESS. The Company shall provide Mallard prompt written notice of any change in the location of its principal place of business and its chief executive office from 1000 Bridge Parkway, Redwood Shores, California.

                  (h) INSPECTION RIGHTS. The Company shall permit Mallard, at Mallard's expense, to visit and inspect the Company's properties, to examine its books of account and records and to copy the same and to make excerpts therefrom, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times during normal business hours as may be reasonably requested by Mallard, so long as such inspection, examination, copying and discussions do not unreasonably interfere with the business of the Company and Mallard agrees to keep any and all information obtained during inspection, examination, copying and discussions confidential, not disclose such information (except as may be required by law or court order, such information and not otherwise known to Mallard through other sources or publicly known).

                                     ARTICLE VII

                                  EVENTS OF DEFAULT

          SECTION 7.01 EVENTS OF DEFAULT. Any of the following events that shall occur shall constitute an "EVENT OF DEFAULT":

                  (a) PAYMENTS. NCI shall fail to pay when due any amount of principal of, or interest on, any Note, or any other amount payable under any Transaction Document, and such failure shall remain unremedied by NCI for a period of 30 days following the date of notice that such payment is due.

                  (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty by NCI in the Transaction Documents shall prove to have been incorrect in a material respect when made or deemed made.

                  (c) FAILURE BY NCI TO PERFORM CERTAIN COVENANTS. NCI shall fail to perform or observe any material term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for a period of 30 days from the notice by Mallard of the occurrence thereof.

                  (d) BANKRUPTCY. NCI shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or NCI shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978 (the "BANKRUPTCY CODE") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against NCI pursuant to the Bankruptcy Code or any such other state or federal law;

or NCI shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of NCI's property, or shall take any action to authorize any of the actions or events set forth above in this subsection; or an involuntary petition seeking any of the relief specified in this subsection shall be filed against NCI; or any order for relief shall be entered against NCI in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

                  (e) DEFAULT UNDER OTHER INDEBTEDNESS. NCI shall: (i) fail to make any payment of any principal of, or interest or premium on, any material Indebtedness (other than in respect of the Notes) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure or otherwise agreed to by the parties; or (ii) fail to perform or observe any material term, covenant or condition on its part to be performed or observed under any material agreement or instrument relating to any other Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or, observe accelerates the maturity of such Indebtedness.

          SECTION 7.02 CURE. Upon each of such Event of Default, the Company shall have thirty (30) days to cure such default after receipt of written notice of default from Mallard specifying the nature of the Company's default. If the Company is unable to cure its default within such thirty
(30) day period, Mallard may, at its option, accelerate repayment of the Outstanding Balance in which case the Outstanding Balance shall be due and payable immediately. Upon any default of the Company hereunder, Mallard may pursue any remedies that are available to it. In addition, Mallard shall have a right to offset any amounts due upon such a default against any amounts (including royalties, if any) payable by Mallard or its parent to the Company.

                                     ARTICLE VIII

                                    MISCELLANEOUS

          SECTION 8.01 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of NCI and Mallard. Any amendment or waiver effected in accordance with this paragraph shall be binding upon both parties hereto.

          SECTION 8.02 NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 8.02, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 8.02; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

     To Mallard:                                To the Company:

     Middlefield Ventures, Inc.                 Network Computer, Inc.
     2200 Mission College Blvd.                 1000 Bridge Parkway
     Santa Clara, CA 95052                      Redwood Shores, CA 94065
     Attn:  Treasurer                           Attn:  Nancy Hilker
     Fax Number:  (408) 765-6038                Attn:  Roger Ross, Esq.
                                                Fax Number:  (650) 631-4683

     with copies to:                            with copies to:

     Intel Corporation                          Gunderson Dettmer et.al.
     220 Mission College Blvd.                  155 Constitution Drive
     Mail Stop SC4-203                          Menlo Park, CA 94025
     Santa Clara, CA 95052                      Attn:  Buddy Arnheim
     Attn:  General Counsel                     Fax Number: (650) 321-2800
     Fax Number:  (408) 765-7630


          SECTION 8.03   SURVIVAL.  All covenants, agreements,
representations and warranties made herein shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, the execution and delivery of the Notes, and shall continue in full force and effect so long as Mallard has any commitment, any Notes remain outstanding or unpaid or any obligation to perform any other act under this Agreement or the Transaction Documents otherwise remains unsatisfied.

          SECTION 8.04 BENEFITS OF AGREEMENT. The Transaction Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Transaction Document.

          SECTION 8.05 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by NCI and Mallard and thereafter shall be binding upon, inure to the benefit of and be enforceable by NCI, Mallard and their respective successors and assigns; PROVIDED that NCI may not assign any of its rights, interests or obligations under this Agreement or the other Transaction Documents, and any attempt to do so shall be null and void without Mallard's prior written consent, which consent shall not be unreasonably withheld. NCI hereby consents to the assignment or transfer of all or any part of the obligations and rights by Mallard to Mallard's parent or to one or more subsidiaries of Mallard or of Mallard's parent.

          SECTION 8.06 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the law of the State of Delaware without regard to application of principles of conflicts of laws.

          SECTION 8.07 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          SECTION 8.08 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          SECTION 8.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          SECTION 8.10 PUBLIC ANNOUNCEMENTS. Neither party shall use the other's name nor refer to the other directly or indirectly in connection with the investment contemplated herein in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law, or with prior written consent. The parties agree that there will be no press release or other public statement issued by either party relating to this Agreement unless required by law or mutually agreed to, and further agree to keep the terms and conditions of such in strictest confidence, it being understood that this restriction shall not prohibit disclosure to the parties counsel, accountants and professional advisors. If either party determines that it is required by law to disclose the terms and conditions of this Agreement and the Notes, or to file this Agreement or the Notes with any governmental agency or authority, it shall, a reasonable time before making any such disclosure or filing, consult with the other regarding such filing and seek confidential treatment for such portions of those agreements as may be reasonably requested by the other.

          Notwithstanding the above, the Company may disclose the existence of this Agreement and the Notes to bona fide potential investors who are under obligations of nondisclosure, similar to those contained herein and which the Company believes in good faith are seriously considering investing in the Company. In addition, the Company may disclose that a financial relationship exists between the parties hereto (but not the terms of such financial relationship) to customers, potential customers, strategic partners or potential strategic partners.

          SECTION 8.11 DISPUTE RESOLUTION. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one officer as its representative. These representatives shall, within thirty
(30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.



                               [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                   NETWORK COMPUTER, INC.




                                   By:
                                       ------------------------------------

                                   Title: Chief Executive Officer
                                          ---------------------------------


                                   MIDDLEFIELD VENTURES, INC.



                                   By:
                                      ------------------------------------

                                   Title:
                                         ---------------------------------



          --Signature Page to the Convertible Note Purchase Agreement--

                                      EXHIBIT A

                         FORM OF CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED FOR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IS AN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                             CONVERTIBLE PROMISSORY NOTE


$______                                                           ______, 199__
Redwood Shores, California

          FOR VALUE RECEIVED, Network Computer, Inc., a Delaware corporation ("MAKER" or "NCI"), promises to pay to the order of Middlefield Ventures, Inc., a Delaware corporation ("HOLDER" or "MALLARD"), the principal sum of Four Million Dollars ($4,000,000), together with interest from the date of this Note on the unpaid principal balance at a rate equal to the lesser of
(a) 5.0% or (b) the maximum interest rate permitted under applicable federal and state laws. Interest shall be computed as simple annual interest on the basis of a year of 360 days for the actual number of days occurring in the period for which such commitment fee or interest is payable. Payment shall be made by Maker to Holder at the offices of Mallard, located at 2200 Mission College Blvd., Santa Clara, CA 95052, or to such other office and account of Holder as it from time to time shall designate in a written notice to Maker.

          This Note is issued pursuant to that certain Convertible Note Purchase Agreement dated as of November 12, 1997, between Maker and Holder (the "AGREEMENT"). Terms used herein have the meanings assigned to those terms in the Agreement, unless otherwise defined herein.

          The terms of payment of principal and accrued interest shall be in accordance with the terms and conditions of the Agreement. Payment shall be made in lawful tender of the United States and shall be credited first to accrued interest then due and payable with the remainder applied to principal. Prepayment of the principal, together with accrued interest, may be made at any time without penalty or premium, subject to Section 3.03 of the Agreement.

          The unpaid principal on this Note (or any portion thereof) shall be convertible at the election of Holder into shares of NCI Series D Preferred Stock pursuant to the terms and conditions set forth in the Agreement.

          If action is instituted to collect this Note, Maker will pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

          This Note shall be construed in accordance with the laws of the state of Delaware, without regard to the conflicts of law provisions of the state of Delaware or of any other state.

          The Maker has caused this Convertible Promissory Note to be issued as of the date first above written.


                                   NETWORK COMPUTER, INC.


                                   By:
                                      ------------------------------------
                                   Title:
                                         ---------------------------------

                                      EXHIBIT B

                                 ADMISSION AGREEMENT

                                      EXHIBIT C

                                 RESTATED CERTIFICATE